UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2020

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-35784	98-0691007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7665 Corporate Center Drive, Miami, Florida 33126

(Address of principal executive offices, and Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.001 per share	NCLH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Equity Offering

On May 5, 2020, Norwegian Cruise Line Holdings Ltd. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), between the Company and Goldman Sachs & Co. LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”), in connection with the Company’s previously announced underwritten public offering of 41,818,181 ordinary shares, which includes 5,454,545 ordinary shares issued in connection with the Underwriters’ full exercise of their option to acquire additional ordinary shares (the “Equity Offering”). The Underwriting Agreement contains customary representations, warranties, covenants and indemnification obligations of the Company and the Underwriters, as well as termination and other customary provisions.

The Equity Offering was made pursuant to a prospectus supplement, dated May 5, 2020, and filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2020, and the base prospectus, dated May 5, 2020, filed as part of the Company’s automatic shelf registration statement (File No. 333-237999) that became effective under the Securities Act of 1933, as amended, when filed with the SEC on May 5, 2020.

The Equity Offering closed on May 8, 2020. The Company expects to use the net proceeds from the Equity Offering for general corporate purposes.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Press Releases

On May 5, 2020, the Company issued a press release announcing the pricing of the Equity Offering at a price to the public of $11.00 per share and the upsizing of the amount of ordinary shares to be issued in the Equity Offering from $350 million to $400 million.

Subsequently, on May 7, 2020, the Company issued an additional press release announcing the Underwriters’ full exercise of their option to acquire an additional 5,454,545 ordinary shares. Copies of the press releases are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

On May 5, 2020, NCL Corporation Ltd. (“NCLC”), a subsidiary of the Company, issued a press release announcing the pricing of its previously announced private offering of 6.00% exchangeable senior notes due 2024 (the “Exchangeable Notes”) (the “Exchangeable Notes Offering”) and the upsizing of the aggregate principal amount of Exchangeable Notes to be issued in the Exchangeable Notes Offering from $650 million to $750 million. Simultaneously therewith, NCLC also announced the pricing of its previously announced private offering of 12.25% senior secured notes due 2024 (the “Secured Notes”) (the “Secured Notes Offering”) and the upsizing of the aggregate principal amount of the Secured Notes to be issued in the Secured Notes Offering from $600 million to $675 million.

Subsequently, on May 7, 2020, NCLC issued an additional press release with respect to the Exchangeable Notes Offering, announcing the initial purchasers’ full exercise of their option to purchase an additional $112.5 million aggregate principal amount of the Exchangeable Notes. Copies of the press releases are furnished as Exhibits 99.3 and 99.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated May 5, 2020, between Norwegian Cruise Line Holdings Ltd. and Goldman Sachs & Co. LLC, as representative of the several underwriters named in Schedule A therein.

5.1	Opinion of Walkers (Bermuda) Limited.

23.1	Consent of Walkers (Bermuda) Limited (included in Exhibit 5.1).

99.1	Press Release of Norwegian Cruise Line Holdings Ltd., dated May 5, 2020.

99.2	Press Release of NCL Corporation Ltd., dated May 5, 2020.

99.3	Press Release of Norwegian Cruise Line Holdings Ltd., dated May 7, 2020.

99.4	Press Release of NCL Corporation Ltd., dated May 7, 2020.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Norwegian Cruise Line Holdings Ltd. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2020

NORWEGIAN CRUISE LINE HOLDINGS LTD.

By:	/s/ Mark A. Kempa
Name:	Mark A. Kempa
Title:	Executive Vice President and Chief Financial Officer